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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                           July 9, 1998 (July 9, 1998)
                Date of Report (Date of earliest event reported)


          Laidlaw Environmental Services, Inc. d/b/a Safety-Kleen Corp.
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             (Exact name of registrant as specified in its charter)


          Delaware                      1-8368                  51-0228924
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(State or other jurisdiction)        (Commission              (IRS Employer
     of incorporation)               File Number)           Identification No.)




           1301 Gervais Street, Columbia, South Carolina     29201
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           (Address of principal executive offices)       (Zip Code)


        Registrant's telephone number, including area code: (803)933-4200




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ITEM 5. OTHER EVENTS

         The following information is provided to assist stockholders, analysts and other interested persons in reviewing the reported financial results of Safety-Kleen Corp., formerly known as Laidlaw Environmental Services, Inc. (the "Company").

         As a result of the combination of Safety-Kleen Corp. and Laidlaw Environmental Services, Inc., management has revised the way it looks at the Company's markets and the way in which the Company will present its financial results in its public disclosure documents. The Company has divided its services into two primary components: Disposal Services and Collection and Recovery Services. The Disposal Services component includes the Company's end-disposal facilities: thermal treatment and landfill operations as well as the Company's harbor dredging program. This component will report the revenue for thermal, landfill and other disposal methods. Management estimates that the total market potential for Disposal Services is approximately $1.9 billion, of which the Company currently has approximately a 21% market share.

         The Collection and Recovery Services component encompasses two divisions: Industrial Services and Commercial and Institutional Services. Industrial Services includes all drum processing and direct shipment of bulk waste streams, technical field services, lab-pack services and any parts cleaner or on-site services the Company performs for an industrial customer. Management estimates that Industrial Services has a $4.3 billion market potential, of which the Company currently has approximately a 20% market share. Management believes that this division has considerable growth potential, particularly in the technical field services where the Company's newly combined resources now allow it to provide end disposal for nearly all classes of industrial and hazardous waste streams.

         Commercial and Institutional Services includes all of the Company's services performed for the retail end of the Company's market: parts cleaning, imaging, vacuum and other special services. The estimated market potential for Commercial and Institutional Services is $1.1 billion of which the Company currently has approximately a 33% market share.

         The used oil collection and re-refining operations and the European business round out the Company's current service offerings.

         The Company will no longer disclose gross revenue reduced by intercompany business. Instead, the Company will disclose revenue based on the initial point of entry into the Company's operations. This has reduced the disclosed revenue for the Disposal Services component, which was the beneficiary of intercompany revenue from the Collection, and Recovery Services component.


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         Management estimates that the Company's nearly 400,000 customers in
North America represent approximately 30% of the Company's available customer potential. Given that the Company only captures about 22% of the available business from those customers, management believes annual revenue growth of 10-12% is achievable, led by the Industrial Services division. This document contains various forward-looking statements within the meaning of the Private Securities Litigation Act of 1995, including operating and other projections. These statements are based on current plans and expectations of the Company and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward looking statements. Important factors that could cause actual results to differ include, among others, risks associated with acquisitions, fluctuations in operating results because of acquisitions, variations in stock prices, changes in applicable government regulations, competition and risks associated with the operations and growth of the newly acquired businesses of Safety-Kleen and Rollins. As a result of these factors, the Company's revenue and income could vary significantly from quarter to quarter, and past performance should not be considered a reliable indicator of future performance.




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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      LAIDLAW ENVIRONMENTAL SERVICES, INC.



Date: July 9, 1998                    By:  /s/ Kenneth W. Winger
                                           --------------------------------
                                           Kenneth W. Winger, President
                                           and Chief Executive Officer